*Confidential treatment has been requested for the information indicated pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The copy on file as an exhibit omits the information subject to the confidentiality request. Such omitted information has been filed separately with the Commission.

                                                                   EXHIBIT 10.52


                             FIRST AMENDMENT TO THE
                             MASTER CAPACITY LEASE


         THIS FIRST AMENDMENT ("Amendment") to that certain Master Capacity Lease ("MCL") is entered into by and between Interstate FiberNet, Inc. (hereinafter referred to as "IFN") and Knology Holdings, Inc. (formerly known as CyberNet Holding, Inc.) hereinafter referred to as "Customer").

                              W I T N E S S E T H

         WHEREAS Customer and IFN entered into the MCL on or about June 20, 1996; and

         WHEREAS the parties to the MCL desire to amend certain terms and conditions of the MCL;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the MCL, Customer and IFN agree to modify the MCL as follows:

1.       Amended and Additional Terms.

         (a) The term of the MCL shall be extended until 12:01 a.m. November 1, 2002.

         (b) Paragraph 3C of the MCL shall be replaced in its entirety by the following paragraph 3C:

                  3C. Lessee may cancel this Lease with respect to any Service Order, without being subject to any termination charge or other payment, by written notice of such cancellation given to Lessor not less than thirty (30) days prior to the date of such cancellation, if: (i) due to no fault of Lessee, Service between Lessor's POPs requested in such Service Order does not become first available on or before the ninetieth (90th) day following the Requested Service Date set forth in such Service Order; or (ii) the Service provided under this Lease with respect to such Service Order is the subject of Interruptions accumulating forty-eight (48) hours or more over a period of one hundred eighty (180) consecutive days.

         (c) Paragraph 5 of the MCL shall be replaced in its entirety by the following paragraph 5:

                  5. SYSTEM MAINTENANCE: Subject to the provisions of Sections 7 and 10 hereof, Lessor represents that system maintenance normally will not result in Interruptions, and that in the event that system maintenance should require the Interruption of Service, to the extent reasonably possible, it shall be accomplished only after at least seventy two (72) hours prior notification to Lessee and will be completed within a reasonable period of time.

         (d) Paragraph 7B of the MCL shall be replaced in its entirety by the following paragraph 7B:

                  7B: When Service provided for a Route (under one or more Service Orders) includes more than one communications path, the Interruption allowance shall apply only to the circuit(s) interrupted.

         (e) The existing Schedule 2 to the MCL is replaced in its entirety by the amended Schedule 2 attached hereto.

2. Effective Date. The terms and conditions of this Amendment shall become effective on November 1, 1999.

3. Other Terms and Conditions. All other terms and conditions of the MCL shall remain in full force and effect as if fully stated herein.

4. Conflict. If there are any conflicting terms or conditions between the terms and conditions of this Amendment and the terms and conditions of the MCL, the terms and conditions of this Amendment shall control.

5. Entire Agreement. Any and all prior agreement made with Customer, whether written or oral, regarding the subject matter of this Amendment shall be superseded by this Amendment. Once this Amendment has been executed, any amendments hereto must be made in writing and signed by authorized representatives of both parties.

                             SIGNATURE PAGE FOLLOWS

          IN WITNESS WHEREOF, IFN and Customer have executed this Amendment to the MCL, by their duly authorized representatives, on the day and year indicated below.

KNOLOGY HOLDINGS, INC.                       INTERSTATE FIBERNET, INC.

By:  James T. Markle                         By:  Douglas A. Shumate
     ------------------------------               -----------------------------

Name: James T. Markle                        Name:  Douglas A. Shumate
      -----------------------------                ----------------------------

Title:  VP Network Operations                Title: CFO
      -----------------------------                ----------------------------

Date:  Oct. 29, 1999                         Date:  Nov. 1, 1999
     ------------------------------                ----------------------------

                                   SCHEDULE 2
                                     ON-NET
                 TIER A, TIER B, TIER C AND TIER A PRIME CITIES


Tier A                              Tier B                        Tier A Prime
------                              ------                     -----------------
Atlanta, GA*                       West Point, GA*,***         Tuscaloosa, AL*

Macon, GA*                         LaGrange, GA*               Hattiesburg, MS

Augusta, GA*                       Newnan, GA*                 Valdosta, GA*

Savannah, GA                       Gainesville, GA*            Columbus, GA*

Birmingham, AL*                    Carrollton, GA              Athens, GA*

Montgomery, AL*                    Anniston, AL*

Huntsville, AL                     Opelika, AL*

Panama City, FL*                   Auburn, AL                  Tier C
                                                               ------
Pensacola, FL*                     Gadsden, AL                 Charleston, SC

Gainesville, FL*                   Pell City, AL*

Daytona, FL                        Dothan, AL

Orlando, FL*                       Vicksburg, MS

Tampa, FL*                         High Point, NC

Tallahassee, FL*                   Asheville, NC

Jacksonville, FL*                  Spartanburg, SC*

Gulfport, MS*                      St. Augustine, FL*

Meridian, MS*

Jackson, MS

Greenville, SC*

Greensboro, NC

Charlotte, NC*

Raleigh, NC

 - * RING PROTECTED AS OF 8/1/99
 - *** SEE SPECIAL CITY PRICING


                         CURRENT PRICING (PER DS0 MILE)


Tier A City Pricing
-------------------
         DS1 Base Rate $[*]
         DS3 Base Rate $[*]

Tier A Prime City Pricing
-------------------------
         DS1 Base Rate $[*]
         DS3 Base Rate $[*]

Tier B City Pricing
-------------------
         DS1 Base Rate $[*]
         DS3 Base Rate $[*]

Tier C City Pricing
-------------------
         DS1 Base Rate $[*]
         DS3 Base Rate $[*]

Special City Pricing
--------------------
         Per DS1 West Point to Montgomery             $[*]
         Per DS1 West Point to LaGrange               $[*]
         Per DS1 West Point to Newnan                 $[*]
         West Point DS3 Base Rate (per Ds0 Mile)      $[*]